EXHIBIT INDEX

Exhibit 99.1:
Power of Attorney granted by Daniel S. Loeb in favor of James P. Gallagher, William Song and Joshua L. Targoff, dated February 9, 2011, was previously filed with the SEC on February 11, 2011 as an exhibit to Amendment No. 99.2 to Schedule 13G filed by Third Point LLC and Daniel S. Loeb with respect to Citadel Broadcasting Corporation and is incorporated herein by reference.